COMMERCIAL LEASE AGREEMENT


                             CARSTENS COMPANY, INC.

                                    "Lessor"




                              BULLHIDE LINERS, INC.

                                    "Lessee"



                             DATE: December 16, 1997






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                           COMMERCIAL LEASE AGREEMENT


         THIS COMMERCIAL LEASE AGREEMENT ("Lease"), made and effective this ______ day of December, 1997, by and between CARSTENS COMPANY, INC., a Washington Corporation (hereinafter "Lessor"), and BULLHDE LINERS, CORP., a Washington corporation (hereinafter "Lessee"), with reference to the following facts:

         A. Lessor owns certain real property and improvements located in Spokane County, Washington, commonly known as 525 N. Fancher Road, Spokane, Washington, which property is more fully described on Exhibit "A" attached hereto and made a part hereof. The improvements to the property consist of a five separate standing buildings.

         B. Lessee desires to lease from Lessor for the rent and term, and subject to the terms set forth in this Lease, one of the buildings above described having approximately 12,500 square feet of leasable space, including a portion of the real property surrounding said building, said building and property more particularly depicted on Exhibit "B" attached hereto and made a part hereof (hereinafter referred to as the "Premises" or "Leased Premises").

         NOW, THEREFORE, Lessor and Lessee agree as follows:

         1. Lease of Premises. Lessor hereby leases the Premises to Lessee for the purpose of conducting its lawful business, and Lessee hereby leases the Premises from Lessor, for the rent and term, and subject to the terms set forth in this Lease. Lessee shall be responsible to comply with all fire and other city, county, state, or federal laws and ordinances and, as a condition of maintaining this Lease, comply with the terms of ally such inspections and/or requirements at the sole cost and expense of Lessee.

         2. Term of Lease.

                  2.1 Original Term. The term of this Lease shall commence on December 1 , 1997, ("Commencement Date"), and shall continue for three (3) years, terminating at midnight on November 30, 2000.

                  2.2 Holding Over. Should Lessee, or any of its successors in interest, hold over the Premises, or any part thereof, after the expiration of the term of this Lease, unless otherwise agreed in writing, such holding over shall constitute and be construed as a tenancy from month to month only. The inclusion of the preceding sentence shall not be construed as Lessor's permission for Lessee to hold over. All provisions of this Lease except those pertaining to term and option to extend (and including the adjustment of minimum rent) shall apply to the month-to-month tenancy.

                  2.3 Option to Renew. If Lessee is not substantially in default under this Lease, Lessor grants Lessee an option to renew this Lease for one (1) additional three (3) year term, under the same terms and conditions herein, excluding monthly rent, Lessee shall give Lessor written

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notice of its election to exercise this option at least six (6) months' prior to the expiration of the current Lease term. The monthly rental shall be established by mutual agreement in order for, and as a condition precedent to, the option to renew and the exercise thereof, subject to Paragraph 2.4 below. If Lessee has not substantially complied with the terms of this Lease for the original then current term, then any such written notice of its election to exercise the option hereunder shall be ineffective, and this Lease shall expire at the end of the original then current term.

                  2.4 Adjusted Rent. In the event the parties hereto are unable to mutually agree on an adjusted rent ("Adjusted Rent") for the option period exercised pursuant to Paragraph 23 above, then the Adjusted Rent will be determined as follows:

                           (a) Lessee and Lessor will mutually agree upon and
hire an independent appraiser, qualified to appraise commercial rental properties, to appraise the fair market rental value of the Premises. The cost of such appraisal shall be born equally by Lessee and Lessor. The appraised value received by said independent appraiser shall become the Adjusted Rent for the option period exercised under Paragraph 23.

                           (b) In the event Lessee and Lessor cannot mutually
agree upon an independent appraiser as set forth in subparagraph (a) above, then Lessee and Lessor, at each respective party's cost, shall individually hire an independent appraiser, qualified to appraise commercial rental properties, to appraise the fair market rental value of the Premises. The resulting two appraisal values shall then be added together, then divided by two, in order to obtain the average appraised value. This resulting average value shall become the Adjusted Rent, for the option period exercised under Paragraph 2.3.

                           (c) Notwithstanding the foregoing, however, the
Adjusted Rent shall in no event be less than the rent set forth in paragraph
3.2.

         3. Rent.

                  3.1 Place of Payment. Until Lessee receives notice from Lessor, or its successor in interest to do otherwise, ail rental payments shall be paid to Lessor at c/o Carstens Management Company, 1636 W. 1st Avenue, Spokane, Washington 99204, or as otherwise designated in writing by Lessor.

                  3.2 Rental Payment. Lessee shall pay to Lessor as Tent hereunder for the original term of this Lease without deduction, set-off, prior notice or demand, the monthly rental set forth below in advance on the first day of each calendar month, beginning on December 1, 1997, and continuing to November 30, 2000:

                  December 1, 1997 to November 30, 2000;       $4,240.50/month

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                  3.3 Late Charges. Any minimum monthly rental, not received on or before 12 midnight on the fifth (5th) day of each month shall be subject to a late charge of One Hundred Dollars ($100.00), and shall constitute additional rental due to the Lessor under this Lease. All late charges specified hereunder are to be compounded monthly and added upon any late charges previously assessed for prior delinquencies as provided under this Paragraph 33.

                  3.4 Payment of Minimum Monthly Rent. Lessee's rental obligation shall consist of the minimum monthly rent provided for above, together with such additional amounts to be paid by Lessee under the terms of this Lease in connection with Lessee's occupancy of the Premises, including without limitation, taxes and assessments, insurance premiums, and/or maintenance expenses, plus all costs incurred by Lessor to cure any default by Lessee.

         4. Real Property Taxes and Assessments/Utilities/Operating Expenses.

                  4.1 Real Property Taxes and Assessments. Lessee shall pay its pro rata share of all real property taxes and general and special assessments levied and assessed against the Premises during the Lease term (prorated for any partial tax year at the beginning and end of the Lease term). For purposes of determining the amount payable by Lessee resulting from a general or special assessment, the payment for such assessment shall be amortized over the longest period authorized tinder applicable law. Lessee shall reimburse Lessor its pro rata portion of the real property taxes in twelve (12) equal monthly installments. Lessor shall notify Lessee of its pro rata portion of the real property taxes and immediately upon receipt of the tax bill shall furnish Lessee with a copy of the tax bill. If payment of the tax is not received by Lessor pursuant to the foregoing. Lessor, at its option, may assess to Lessee a ten percent (10%) penalty on the tax payment due, which penalty will be deemed additional rent.

                  4.2 Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other Personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

         If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall likewise pay Lessor the taxes attributable to Lessee's personal property in twelve (12) equal monthly installments. If payment of the personal property tax is not received by Lessor pursuant to the foregoing, Lessor, at its option, may assess to Lessee a ten percent (10%) penalty on the tax payment due, which penalty will be deemed additional rent.

                  4.3 Utilities. Lessee shall make all arrangements for and pay for all utilities and services furnished to or used by it, including without limitation, gas, electricity, water, telephone service, garbage collection, sewer and outside lighting, and for all Lessee initiated connection charges.

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         5. Use of Premises. Lessee shall use the Premises for the business of the manufacture, sales and installation of truck bed liners and related products, including the sales and installation of related products in the general truck business, and for no other use without Lessor's prior written consent. Lessee shall not do or permit anything to be done in or about the Premises, nor bring or keep anything on the Premises which will in any way increase the existing rate of or affect any fire or other insurance policy upon the building located on the Premises or any of its contents, or cause cancellation of any insurance policy covering said buildings on the Premises or any part thereof or any of its contents. Lessee shall not use or allow the Premises to be used for any noxious, immoral, or unlawful purposes as determined by Lessor; nor shall Lessee cause, maintain or permit any nuisance in or about the Premises.

         6. Maintenance.

                  6.1 Lessor's Maintenance. Except as specifically provided elsewhere in this Lease, Lessor, at its cost, shall maintain, in good condition, the following: The structural parts of the building located on the Premises, which structural parts include only the foundations, bearing and exterior walls (excluding glass and doors), subflooring, and roof (excluding skylights).

                  6.2 Lessee's Maintenance. Except as specifically provided in Paragraph 6.1, or elsewhere in this Lease, Lessee, at its cost, shall maintain, in clean, good condition, all portions of the Premises, including without limitation, all Lessee's personal property, signs, storefronts, plate glass, show windows, yard maintenance. snow removal in front of and about said Premises, parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, driveways, landscaped areas, striping, bumpers, irrigation systems, outside lighting, fences and gates; fire detection systems, sprinkler systems; the interior of the Premises, heating, ventilation, plumbing, and air conditioning systems. Notwithstanding the foregoing, Lessor agrees that Lessee, during the initial three (3) year term of this Lease only, shall be responsible for the cost of any repair on the HVAC system of an aggregate up to and including one thousand dollars ($1,000.00). Lessor agrees to pay for the cost of repair on the HVAC system in excess of said one thousand dollars ($1,000.00) during the initial three (3) year term of this Lease only. Lessee agrees that, at the expiration or sooner termination of this Lease, Lessee will quit and surrender said Premises in a neat and clean condition, will remove all scrap material, metal, junk, wreckage, and debris, and will deliver all keys belonging to said Premises to Lessor or Lessor's agent.

         7. Alterations and Improvements.

                  7.1 Lessee's Alterations and Improvements. Lessee shall not make any alterations to the Premises without Lessor's prior written consent, which consent shall not be unreasonably withheld as to intended use. All alterations or modifications performed on the Premises by Lessee, subsequent to Lessor approval, shall be performed only after requisite city or county building permits have been received, shall be paid for in cash to the end that no mechanics' liens are placed against the Premises for work authorized Or completed by Lessee. All alterations shall be performed by

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licensed contractors and shall comply with city or county building ordinances and permit requirements.

         Any alterations made shall remain on and be surrendered with the Premises on expiration or termination of the term. If Lessor so elects, Lessee, at its cost, shall restore the Premises to the condition designated by Lessor in its election, before the last day of the term.

                  7.2 Mechanic's Liens. Lessee shall pay all costs for construction done by it, or caused to be done by it, and for all materials furnished to it, or caused to be furnished to it, on the Premises after the commencement date. Lessee shall keep the Premises free and clear from any liens arising out of construction done by or for Lessee or materials furnished to or for Lessee.

         Lessee shall have the right to contest the correctness or the validity of any such lien if, immediately on demand by Lessor, Lessee procures a lien release bond meeting the requirements of Washington law respecting the release of mechanic's liens and providing for the payment of any sum that the claimant may recover on the claim (together with costs (if suit, if the claimant recovers in the action).

         8. Insurance Requirements.

                  8.1 Hazard Insurance/Loss of Rents. At all times during the period for which rent is due hereunder, Lessor shall maintain in full force and effect a policy or policies of casualty insurance. Lessee shall reimburse to Lessor on a pro rata basis for said casualty insurance, payable upon demand from Lessor when accompanied with a copy of said insurance bill, said pro rata payments to be deemed as additional rent. Lessee's, liability for any such reimbursement shall be prorated on the basis of a 365-day year to account for any fractional portion of an insurance year included in the term at its commencement and expiration. Lessor shall advise Lessee of any change in the amount of insurance and Lessee's portion of said charges. All insurance payments made hereunder shall be treated for purposes of this Lease as additional rent. Notwithstanding the foregoing, the casualty insurance provided by the Lessor shall not provide coverage for Lessee's personal property.

         The casualty insurance shall cover loss or damage to the Premises (extended coverage including fixtures) providing protection against all perils included within the special form, including theft, in the amount of the full replacement value of the Premises. The casualty insurance policy shall contain loss of rents insurance coverage for the Premises in the amount of rent, assessments and taxes payable by Lessee hereunder. The insurance policy shall be issued in the name of Lessor, with Lessee as an additional insured.

         The "full replacement value" of the Premises shall be determined by the company issuing the insurance policy at the time the policy is initially obtained. Not more frequently than once every three (3) years, either party shall have the right to notify the other party that it elects to have the replacement value re-determined by the insurance company. The redetermination shall be made

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promptly and in accordance with the rules and practices of the Board of Fire underwriters, or a like board recognized and generally accepted by the insurance company, and each party shall be promptly notified of the results. The insurance policy shall be adjusted according to the redetermination.

                  8.2 Personal Property. The Lessee shall, at all times during the terms of this Lease, maintain a policy or policies of insurance with premiums thereon fully paid in advance, insuring its fixtures, furniture, equipment, machinery, inventory, goods, supplies and any leasehold improvements Lessee constructs on the Premises.

                  8.3 Liability Insurance. Lessee shall, during the entire term as extended at Lessee's expense, obtain and keep in force during the term of this Lease a policy of combined single- limit bodily injury and property damage insurance insuring Lessee and Lessor against any liability arising out of the use, occupancy, or maintenance of the Premises. Such insurance shall be in an amount not less than One Million Dollars ($1,000,000.00) per occurrence. The limits of said insurance shall not, however, limit the liability of Lessee hereunder, Lessee shall provide Lessor with a Certificate of Insurance showing Lessor as an additional insured.

                  8.4 Waiver of Subrogation. The parties hereby release each other, and their respective authorized representatives, from all claims and liabilities for damage to any person or to the Premises and to the fixtures, personal property, Lessee's improvements, and alterations of either Lessor or Lessee in or on the Premises, that are caused by or result from risks insured against under any insurance policies, carried by the parties and in force at the time of any such damage. Each insurance policy required under this Lease shall provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by such policy.

                  8.5 Miscellaneous Insurance Provisions. All insurance required under this Lease shall:

                           (a) Be issued by insurance companies authorized to do
business in the State of Washington, with a financial rating of A+ status as rated in the most recent edition of Best's Insurance Reports.

                           (b) Be issued as a primary policy.

                           (c) Contain an endorsement requiring twenty (20)
days' written notice from the insurance company to both parties and Lessor's lender before expiration, cancellation or change in the coverage, scope, or amount of any policy.

         Each policy of Lessee, or a certificate of such policy, together with evidence of payment of premiums, shall be deposited with Lessor at, the commencement of the term, and on renewal of the policy, not less than twenty
(20) days before the expiration of the term of the policy.

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         Each policy owned by Lessor covering the Premises, or a certificate of such policy, including liability and hazard insurance, shall be provided to Lessee at the commencement of the term, and yearly thereafter during the term of this Lease.

         9. Damage and Restoration. In the event the Premises are destroyed or damaged by fire or other casualty to such an extent as to render the Premises untenantable in whole or in a substantial part thereof, it shall he optional with Lessor to rebuild or repair the Premises; and after the happening of any such contingency, Lessee shall give Lessor or Lessor's agent immediate written notice thereof. Lessor shall have thirty (30) days after the date of such notification to notify Lessee in writing of Lessor's intentions to rebuild or repair the Premises, or the part so damaged ("Lessor's Notice"), and if Lessor elects to rebuild or repair the Premises, Lessor shall prosecute the work of such rebuilding or repairing without unnecessary delay, and during such period, the rent of the Premises shall be abated in the same ratio that the portion of the Premises rendered temporarily untenantable shall bear to the whole of the Premises. If Lessor shall fail to give Lessor's Notice, and/or, if Lessor is unable to rebuild or repair the Premises within ninety (90) days, Lessee shall have the right to declare this Lease terminated by written notice served upon Lessor or Lessor's agent within ten (10) days of receipt of Lessor's Notice, or prior to the expiration of thirty (30) days from Lessor's failure to give Lessor's Notice. Except for abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, repair or restoration.

         10. General Indemnity. Except for the negligence of Lessor, Lessee shall indemnify and hold harmless Lessor from and against any and all claims arising from Lessee's use of the Premises, or from the conduct of Lessee's business or from ally activity, work, or things done, permitted, or suffered by Lessee in or about the Premises or elsewhere and shall further indemnify and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any negligence of the Lessee, or any of Lessee's agents, contractors, or employees, and from and against all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Lessor by reason of ally such claim, Lessee, upon notice from Lessor, shall defend the same at Lessee's expense.

         11. Obligation to Indemnify, Defend, or Hold Harmless as to Hazardous Substance. Lessee agrees to indemnify and hold Lessor harmless from and against any and all claims, demands, damages, losses, liens, liabilities, penalties, remediation orders, fines, lawsuits, and any other proceedings and costs and expenses (including attorney's fees), arising directly or indirectly from or out of, or in any way connected with Lessee's activities on the Leased Premises which directly or indirectly result in the Premises or any other property becoming contaminated with Hazardous Substances, the discovery of Hazardous Substances on the Premises, or the clean-up of Hazardous Substances from the Premises. Lessee shall not be responsible for the past, current or future activities, beyond its control, of any third party of an adjacent property which directly or indirectly result in the Premises becoming contaminated with Hazardous Substances. The foregoing sentence shall not be construed to exclude responsibility for the employees, agents and invitees of Lessee.

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         Lessee acknowledges that it is solely responsible for all costs and expenses related to the clean-up, remediation, or monitoring of Hazardous Substances from the Premises or any other properties which become contaminated with Hazardous Substances as a result of activities of Lessee on the Premises.

         Lessee's obligations are unconditional and shall survive anti continue in effect after the termination of this Lease, or the transfer of the Premises voluntarily or involuntarily, as a result of the activity of Lessee during its occupation of the Premises under the Lease.

         Lessee shall not be responsible for contamination from uses prior to the time Lessee occupied the Premises.

         As used in this Paragraph, "Hazardous Substances" shall mean: any substance or material defined or designated as hazardous or toxic, hazardous or toxic material, a hazardous, toxic substance, or any singular term, by any federal, state, or local environmental statute, regulation, or ordinance presently in effect or that may be promulgated in the future, as said statutes, regulations, and ordinances may be amended from time to time, including, but not limited to, the statutes listed below:

                  11.1 Federal Rule Resource Conservation and Recovery Act of 1979 (RCRA), 42 U.S.C. Section 6901 et seq.;

                  11.2 Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1990 (CERCLA) and Superfund Amendments and Reauthorization Act of 1986 (SARA), 42 U.S.C. Section 9601 et seq.;

                  11.3 Federal Clean Air Act, 42 U.S.C. Section 7401 et seq.;

                  11.4 Federal Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.;

                  11.5 Washington Water Pollution Control Act, RCW Ch. 90.48;

                  11.6 Washington Clean Air Act, RCW Ch. 70.94;

                  11.7 Washington Solid Waste Management--Recovery and Recycling Act, RCW Ch. 70.95;

                  11.8 Washington Model Toxic Control Act, RCW Ch. 70, 105D;

or any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, or otherwise hazardous or the presence of which on the Premises causes or threatens to cause a nuisance upon the Premises or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Premises, or surrounding property; and, without

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limitation, which contains gasoline, diesel fuel, or other petroleum hydrocarbons, or which contains polychlorinate bipheynoles (PCBs), asbestos, or urea formaldehyde foam insulation.

         12. Condemnation.

                  12.1 Definitions.

                           (a) "Condemnation" means (1) the exercise of any
governmental power by a condemnor to condemn all or any portion of the Premises, whether by legal proceedings or otherwise, or (2) a voluntary sale or transfer by Lessor to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

                           (b) "Date of Taking" means the date the condemnor has
the right to possession of the property being condemned.

                           (c) "Award" means all compensation, sums, or anything
of value awarded, paid, or received on a total or partial condemnation.

                           (d) "Condemnor" means any public or quasi-public
authority, or private corporation or individual. having the power of condemnation.

                  12.2 Total Taking. If the Premises are substantially taken by condemnation, and thereby rendered totally untenantable, this Lease shall automatically terminate as of the date of taking.

                  12.3 Partial Taking. If any portion (but not all) of the Premises is taken by condemnation, this Lease shall remain in effect, except that Lessee may elect (subject to Paragraph 12.4) to terminate this Lease if any part of the Premises shall be taken so as to render the remainder thereof unusable for the purposes for which the Lessee leased the Premises. If Lessee elects to terminate this Lease, Lessee must exercise its right to terminate pursuant to this Paragraph by giving notice to Lessor within ten (10) days after the nature and extent of the taking have been finally determined. If Lessee elects to terminate this Lease as provided in this Paragraph, Lessee shall also notify Lessor of the date of termination, which date shall not be earlier than sixty (60) days, nor later than one hundred twenty (120) days after Lessee has notified Lessor of its election to terminate; except that this Lease shall terminate on the date of taking if the date of taking falls on a date before the date of termination as designated by Lessee. If Lessee does not terminate this Lease within the ten (10) day period, this Lease shall continue in full force and effect.

                  12.4 Lessor's Election to Prevent Termination. If, within twenty (20) days after receipt of the termination notice described in Paragraph 12.3, Lessor notifies Lessee that Lessor at its cost will add on to the remaining Premises so that the area and the approximate layout of the Premises will be substantially the same after the date of taking as they were before the date of taking,

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and Lessor commences the restoration immediately and substantially completes the restoration within ninety (90) days after Lessor notifies Lessee, this Lease shall continue in full force and effect.

                  12.5 Restoration of Premises; Abatement or Reduction of Rent. If there is a partial taking of the Premises and this Lease remains in full force and effect pursuant to Paragraph 12.3 Lessor shall at its cost accomplish all necessary restoration within a period of ninety (90) days from the date of taking. If Lessee elects to terminate under Paragraph 12.3 but Lessor elects to restore under Paragraph 12.4 then Lessor shall at its cost accomplish all necessary restoration within a period of ninety (90) days pursuant to Paragraph 12.4, Rent shall be abated or reduced during the period from the date of taking until the completion of restoration, but all other obligations of Lessee under this Lease shall remain in full force and effect. The abatement or reduction of rent shall be abated or reduced proportionately based on the square footage of the Premises rendered untenantable or unusable during the period of restoration.

                  12.6 Award. The award shall belong to and be paid to Lessor, except that Lessee shall receive from the award the value specifically allocated by the condemnor to the partial or total loss of the unexpired term of this Lease.

         13. Assignment.

                  13.1 Voluntary Assignment, Subletting, and Encumbering by Lessee. Lessee shall not voluntarily assign or encumber its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, without first obtaining Lessor's written consent. This Lease shall not be assignable by operation of law, any assignment, encumbrance, or sublease without Lessor's prior consent shall be voidable and, at Lessor's election, shall constitute a default. In the event of any assignment so consented to by Lessor, five hundred dollars ($500.00) shall be paid by Lessee for Lessor's time and attorney's fees, in consenting to the transfer or assignment of this Lease. No consent to any assignment, encumbrance, or sublease shall constitute a further waiver of the provisions of this Paragraph.

                  13.2 Involuntary Assignment by Lessee. No interest of Lessee in this Lease shall be assignable by operation of law, such as (but not limited to) by becoming bankrupt or insolvent, making an assignment for the benefit of creditors, failing to remove an attachment or execution levied on this Lease with thirty (30) days of such levy, or of a receiver who is appointed to take possession of the premises is not removed within thirty (30) days of such appointment.

         An involuntary assignment shall constitute a default by Lessee and Lessor shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Lessee.

                  13.3 Assignment by Lessor. Lessor shall have the right to sell, assign, hypothecate, pledge, or otherwise transfer or encumber (collectively "transfer") all or any portion of its interest in the Premises of this Lease, without Lessee's, consent, and Lessee shall, upon notice of such

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transfer, execute a written amendment to this Lease acknowledging and consenting to such transfer. If the entire Leased Premises are transferred, and the transferee assumes in writing all of Lessor's obligation under this Lease, Lessee agrees that Lessor shall be released from any further obligations under this Lease.

                  13.4 Subordination of Lease. This Lease, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidating, replacements and extensions thereof. Notwithstanding such subordination, Lessee's rights to quiet possession of the Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trust beneficiary or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. Lessee agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, and failing to do so within ten (10) days after written demand, does hereby make, constitute and irrevocably appoint Lessor as Lessee's attorney in fact and in Lessee's name, place and stead, to do so.

         14. Lessee's Default. The occurrence of any of the following shall constitute a default by Lessee:

                  14.1 Failure to pay rent or taxes when due, or any other prepayment or reimbursement required to be paid if the failure continues for ten
(10) days after notice has been given to Lessee;

                  14.2 Abandonment and vacation of the Premises (failure to occupy and operate the Premises for thirty (30) consecutive days shall be deemed an abandonment and vacation);

                  14.3 Insolvency of Lessee, or Lessee's transfer in fraud of creditors, or Lessee's assignment for the benefit of creditors;

                  14.4 Lessee shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under similar laws of the United States or any state thereof; or Lessee becoming adjudged bankrupt or insolvent in proceedings filed against Lessee thereunder;

                  14.5 A receiver or trustee becoming appointed for all or substantially all of the assets of Lessee;

                  14.6 Violation of or failure to perform any other provision of this Lease if the violation or failure to perform is not cured within twenty
(20) days after notice has been given to Lessee. If the default cannot reasonably be cured within twenty (20) days, Lessee shall not be in default of this Lease if Lessee commences to cure the default within the twenty (20) day period and diligently and in good faith continues to cure the default.

         Notice as given under this Paragraph shall specify the alleged default and the applicable Lease provisions, and shall demand that Lessee perform the provisions of this Lease within the applicable period of time, or quit the Premises. Such notice may serve both as a notice of the default under this Paragraph and as any statutory notice required as a condition precedent to an action in unlawful detainer or for damages, or otherwise. No such notice shall be deemed a forfeiture or a termination of this Lease unless Lessor so elects in the notice.

         15. Lessor's Remedies. Upon the occurrence of any of such events of default described in Paragraph 14 hereof, Lessor shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

                  15.1 Lessor may accelerate all rent payments due hereunder which shall then become immediately due and payable.

                  15.2 Terminate this Lease, in which event Lessee shall immediately surrender the Premises to Lessor, and if Lessee fails so to do, Lessor may, enter and take possession of the Premises pursuant to legal proceedings or pursuant to any notice or remedy provided for by law, and Lessee agrees to pay to Lessor on demand the amount of all loss and damage which Lessor may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise.

                  15.3 Whether or not Lessor retakes possession or relets the Premises, Lessor shall have the right to recover unpaid rent and all damages caused by Lessee's default, including attorney's fees. Damage shall include, without limitation: all rentals lost, all legal expenses and other related costs incurred by Lessor following Lessee's default, all costs incurred by Lessor in restoring the Premises to good order and condition, all costs (including without limitation any brokerage commissions and the value of Lessor's time) incurred by Lessor, plus interest thereon from the date of expenditure until fully repaid at the rate of eighteen percent (18%) per annum.

                  15.4 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, such remedies being cumulative and non-exclusive, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Lessor hereunder or of any damages accruing to Lessor by reason of the violation of any of the terms, provisions, and covenants herein contained. No act or thing done by the Lessor or its agents during the Lease Term hereby granted shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid unless in writing signed by Lessor. No waiver

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

by Lessor of any violation or breach of any of the terms, provisions, and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions, and covenants herein contained. Lessor's acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Lessor so notifies Lessee in writing. Forbearance by Lessor to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Lessor right to enforce any such remedies with respect to such default or any subsequent default. If, on account of any breach or default by Lessee in Lessee's obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Lessor to employ or consult with an attorney concerning or to enforce or defend any of Lessor's rights or remedies hereunder, Lessee agrees to pay any reasonable attorney's fees so incurred.

         16. Lessor's Right of Entry. Lessor shall have the right to enter the Premises at all reasonable times in order to inspect the Premises or to otherwise insure compliance with the provisions of this Lease.

         17. Surrender of Premises. Prior to expiration or immediately upon termination of the term, Lessee shall surrender to Lessor the Premises and all Lessee's improvements and alterations in good condition (except for ordinary wear and tear occurring after the last necessary maintenance made by Lessee and destruction to the Premises covered hereunder), except for alterations that Lessee has the right to remove or is obligated to remove. Lessee shall remove all its personal property within the above-stated time. Lessee shall perform all restoration made necessary by the removal of any alterations or Lessee's personal property. Lessor may elect to retain or dispose of in any manner any alterations or Lessee's personal property that Lessee does not remove from the Premises on expiration or termination of the term as allowed or required by this Lease by giving at least twenty (20) days' notice to Lessee. Title to any such alterations or Lessee's personal property that Lessor elects to retain or dispose of on expiration of the twenty (20) day period shall vest in Lessor. Lessee waives all claims against Lessor for any damage to Lessee resulting from Lessor's retention or disposition of any such alterations or Lessee's personal property. Lessee shall be liable to Lessor for Lessor's costs for storing, removing, and disposing of any alterations or Lessee's personal property. If Lessee fails to surrender the Premises to Lessor on expiration or termination of the term as required by this Paragraph, Lessee shall indemnify, defend and hold Lessor harmless from all claims and damages resulting from Lessee's failure to surrender the Premises, including, without limitation, claims made by a succeeding tenant resulting from Lessee's failure to surrender the Premises.

         18. Estoppel Certificates. Either party shall, within ten (10) days after request from the other, execute and deliver to the requesting party, in recordable form, a certificate stating: (1) that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating the modifications; and (2) that the requesting party is not in substantial default of the provisions of the Lease, or stating the nature and extent of any claimed default. The certificate also shall state the amount of minimum monthly rent, the dates to which the rent has been paid in advance, and the amount of any security deposit or prepaid rent. Failure to deliver the certificate within the ten (10) days shall be conclusive for the benefit of the requesting party that this Lease is in full force and effect and has not been modified, and that the requesting party is not in substantial default of the provisions of this Lease, except as may be represented by the requesting party

         19. Signs. Lessee, at its cost, shall have the right to place, construct, and maintain an exterior sign on the Premises, advertising its business; provided, however, that the size, design and construction of the sign shall first be approved by Lessor giving written consent thereof. All signs must comply with the sign ordinances as established by the local municipalities and shall be placed in accordance with required permits.

         20. Miscellaneous and Procedural.

                  20.1 Time of the Essence. Time is of the essence of each and every provision of this Lease.

                  20.2 Attorney's Fees. If legal action (including, without limitation, litigation and/or arbitration) is required or deemed necessary to enforce or interpret any of the provisions of this Lease, the prevailing party shall be entitled to recover its costs of suit, including reasonable attorney's fees, incurred in connection therewith.

         If either Lessee or Lessor becomes a party to any litigation or arbitration concerning this Lease or the subject matter of this Lease, by reason of any act or omission of the other, or its authorized representatives ("Negligent Party"), and not by its own act or omission, or that of its authorized representatives ("Non-Negligent Party"), then the Negligent Party shall he liable to the Non-Negligent Party for reasonable attorney's fees and court costs incurred by the Non-Negligent Party in any such litigation or arbitration.

                  20.3 Consent of Parties. Whenever consent or approval of either party to this Lease is required, such consent or approval shall not be unreasonably withheld.

                  20.4 Binding Effect. Subject to the restrictions on assignment set forth above, this Lease shall be binding upon and shall inure to the benefit, of the parties and their respective successors and assignees.

                  20.5 Corporate Authority. Each corporate party to this Lease certifies that at the execution of this Lease, such corporation is a valid corporation organized under the laws of the state of Washington, and each individual signing on behalf of the corporate party is duly authorized to sign on behalf of such corporation.

                  20.6 Governing Law, Venue and Jurisdiction. This Lease shall be interpreted and governed according to the laws of the State of Washington. Jurisdiction and venue in any action to interpret or enforce any provisions of this Lease shall lie in Spokane County, Washington.

                  20.7 Memorandum of Lease. At the request of either party to this Lease, a memorandum of this Lease shall be executed, acknowledged, and recorded with the official records of Spokane County, Washington.

                  20.8 Captions. The captions of paragraphs within this Lease are included for convenience only and shall have no effect on its interpretations.

                  20.9 Severability. The unenforceability, invalidity, or illegality of any provision of this Lease shall not render any other provision unenforceable or illegal.

                  20.10 Notices . Any notice given under this Agreement shall be sufficient if in writing and mailed by either registered or certified mail, return receipt requested, postage prepaid to the following addresses:

                  If to Lessor:     CARSTENS COMPANY, INC
                                    c/o Carstens Management Company
                                    1636 W. 1st Avenue
                                    Spokane, Washington 99204

                  If to Lessee:     BULLHIDE LINERS, INC.
                                    c/o Mr. Ron Grossman
                                    525 N. Fancher Road
                                    Spokane, Washington 99212

Any such notice shall be deemed delivered within forty-eight (48) hours from the time of mailing if mailed as provided in this subparagraph. Either party may change its address by delivering notice of the change of address in the manner prescribed in this subparagraph.

                  20.11 Non-Waiver of Breach. The waiver by any party hereto of a breach or any provision of this Lease shall not operate or be construed as a waiver of any subsequent breach by any party.

                  20.12 Entire Agreement. This instrument contains the entire Agreement of the parties and may not be changed except by written agreement duly executed by the parties hereto.

                  20.13 Counterparts. This Agreement may be signed in counterpart signatures.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

                                        CARSTENS COMPANY, INC.
                                        By:  /s/ Peter Carstens
                                        -----------------------
                                        Name: __________________

                                        BULLHIDE LINERS, INC.


                                        By: /s/ Ron Grossman
                                        --------------------
                                        Title:President
                                        ---------------

STATE OF WASHINGTON )
                    ) ss:
COUNTY OF SPOKANE   )

         On this day Personally appeared before me Peter Carstens , to me known to be the individual described in and who executed the within and foregoing instrument, and acknowledge that he signed the same as his lice and voluntary act and deed, for the uses and purposes therein mentioned.

         GIVEN under my hand and official seal this 17th day of December, 1999.

                                        /s/ John W. Rigsby
                                        ------------------
                                        Notary Public in and for the
                                        State of Washington,
                                        residing in Spokane

                                        My Commission expires: 4/21/98

STATE OF WASHINGTON)
                   ) ss:
COUNTY OF SPOKANE  )

         On this 16th day of December, 1997, before me personally appeared Ron Grossman, to me known to be the President of BULLHIDE LINERS, INC, the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute the said instrument on behalf of said corporation.

         GIVEN UNDER MY HAND AND OFFICIAL SEAL the day and year in this certificate first above written.

                                           /s/ Linda M. Klein
                                           ------------------
                                           Notary Public in and for the
                                           State of Washington,
                                           residing in Spokane

                                           My Commission expires: 9/27/00

                                LIST OF EXHIBITS



EXHIBIT "A"       Legal Description

EXHIBIT "B"       Depiction of Leased Premises

EXHIBIT "C"       Improvements to be complete when weather permits.

                                   EXHIBIT "A"


         That part of a building and premises outlined in yellow on the attachment hereto, which building and premises are located within the southern portion of the following legally described property, Warehouse #101:

                  That portion of the N 1/2 of the SF 1/4 of Section 14, Township 25 North, Range 43 E.W.M., Spokane County, Washington, described as follows: Beginning at a point on the west line of Fancher Road which is 870.00 feet north of the north line of the right of way of Chicago, Milwaukee, St. Paul & Pacific Railway Company; thence westerly, parallel to said north right of way line, 317.00 feet; thence northerly, parallel to the cast line of said SE 1/4 of Section 14, 180.00 feet; thence easterly, 317.00 feet to the west line of Fancher Road; thence southerly, 180.00 feet to the POB.

                                   EXHIBIT "B"


Depiction of Leased Premises

                                   EXHIBIT "C"

IMPROVEMENTS TO BE COMPLETED:

1) Finish the planting of sod on the east side of the building, between the building and Fancher Rd.

2) Install a curb-cut in the south parking lot in front of the overhead door.

3) Lessor to pay for crack repair maintenance on the south parking lot as part of an overall repair and asphalt scalant project. Lessee will pay for the top coat sealant and striping.









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